SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 21, 2004

                           MEDIA SERVICES GROUP, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
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(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard

On December 15, 2004, Media Services Group, Inc. (the "Company") received a letter from the NASDAQ Stock Market indicating that the NASDAQ staff was reviewing the Company's eligibility for continued listing on The NASDAQ SmallCap Market. In particular, the staff indicated that the Company should have obtained shareholder approval prior to issuing certain options to two directors and a consultant, in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A). The staff also cited the Company for not filing a Listing of Additional Shares Notification Form ("LAS Form") for the option issuances, as required by Marketplace Rule 4310(c)(17). In response to the letter from NASDAQ, the Company restructured the option issuances so as to demonstrate compliance with the NASDAQ Marketplace Rules. In addition, the Company filed the necessary LAS Form with NASDAQ on December 17, 2004. On December 20, 2004, the Company received a second letter from NASDAQ indicating that the staff had determined that the Company has regained compliance with the above mentioned NASDAQ Marketplace Rules and that the matter has been closed. As a result, the Company will continue to be listed on The NASDAQ SmallCap Market.


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Item 9.01: Financial Statements and Exhibits

(a) N/A

(b) N/A

(c) N/A



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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           MEDIA SERVICES GROUP, INC.

Date: December 21, 2004                     By: /s/ Richard J. Mitchell III
                                                ----------------------------
                                            Name:    Richard J. Mitchell III
                                            Title:   Chief Accounting Officer